Contact:

Paul G. Henning
212 245 8800 ext. 221
phenning@cameronassoc.com
        or
Alison Ziegler
212 245 8800 ext. 208
alison@cameronassoc.com
Cameron Associates

     Tarpon Industries, Inc. Receives Non-Compliance Notification from Amex

MARYSVILLE, MI----September 13, 2006 --- Tarpon Industries Inc., (AMEX:TPO) today announced that on September 7, 2006, the Company notified the American Stock Exchange (AMEX) that as the result of a resignation of an independent director, Tarpon's audit committee now consisted of two members, although three members are required pursuant to the Amex Company Guide (Guide), Section 121(B)(2)(a). The Company is currently considering candidates to fill the vacancy on the audit committee. On September 11, 2006, the American Stock Exchange, by letter, advised the company that the two member audit committee did not comply with the Guide, and that Tarpon had until December 11, 2006 to regain compliance.

In addition, on September 11, 2006, AMEX, by letter, advised the company that it was not in compliance with the Guide for having issued a total of 288,415 shares of common stock without prior approval of AMEX as required by Section 301 of the Guide. The company was also advised that a review of its report on Form 10-Q for the period ended June 30, 2006, indicated that Tarpon had sustained losses or its financial condition has become so impaired that it appeared questionable, in the opinion of AMEX, as to whether the company would be able to continue operations and/or meet its obligations, as required by Part 10 of the Guide.

The Company has been afforded the opportunity to submit a plan of compliance to the AMEX by September 26, 2006, advising AMEX of the actions the Company will take to bring it into compliance with the continued listing standards. Upon favorable review of the plan by AMEX, the Company would be able to continue its listing during the plan period, which AMEX advised must lead to compliance by December 10, 2006, during which the Company will be subject to periodic reviews to confirm it is making progress consistent with the plan. Should AMEX not accept the Company's plan or should the Company fail to make progress according to its plan, AMEX could initiate delisting proceedings.

The Company intends to submit a plan to AMEX on or before September 26, 2006 to bring it into compliance with the requirements cited by AMEX.

Tarpon Industries

Tarpon  Industries,  Inc.  Tarpon  Industries,  Inc.,  through its wholly  owned subsidiaries within the United States and Canada, manufactures and sells structural and mechanical steel tubing and engineered steel storage rack systems. The company's mission is to become a larger and more significant manufacturer and distributor of structural and mechanical steel tubing, engineered steel storage rack systems and related products. For more information, please visit Tarpon's website at http://www.tarponind.com.

Forward-Looking   Statements

Certain statements made by Tarpon in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management's assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales, our ability to successfully integrate acquisitions, changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors, costs related to legal and administrative matters, our ability to realize cost savings expected, inefficiencies related to production that are greater than anticipated, changes in technology and technological risks, foreign currency fluctuations, increased fuel costs, increased steel costs as it relates to our selling price, work stoppages and strikes at our facilities and those of our customers, the presence of downturns in customer markets where the company's goods and services are sold, financial and business downturns of our customers or vendors, and other factors, uncertainties, challenges, and risks detailed in Tarpon's public filings with the Securities and Exchange Commission. Tarpon does not intend or undertake any obligation to update any forward-looking statements.